SUB-ITEM 77Q3

AIM LIBOR ALPHA FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 4/30/2008
FILE NUMBER 811-05426
SERIES NO.: 20


72DD. 1. Total income dividends for which record date passed during the period. (000's Omitted)
          Class A                                                           805
      2.  Dividends for a second class of open-end company shares
          (000's Omitted)
          Class C                                                           500
          Class R                                                             1
          Institutional Class                                                 2


73A.  Payments per share outstanding during the entire current period:
      (form nnn.nnnn)
      1.  Dividends from net investment income
          Class A                                                        0.3683
      2.  Dividends for a second class of open-end company shares
          (form nnn.nnnn)
          Class C                                                        0.3566
          Class R                                                        0.3564
          Institutional Class                                            0.3801

74U.  1   Number of shares outstanding (000's Omitted)
          Class A                                                         1,630
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class C                                                         1,125
          Class R                                                             2
          Institutional Class                                                 6


74V.  1   Net asset value per share (to nearest cent)
          Class A                                                         $9.21
      2 Net asset value per share of a second class of open-end company shares (000's Omitted)
          Class C                                                         $9.21
          Class R                                                         $9.21
          Institutional Class                                             $9.21